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                                                                    EXHIBIT 23.3


                        CONSENT OF MAZARS NEVILLE RUSSELL


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-50996, 333-33672, 333-64027, 333-38449,
33-65538, 33-81008, 33-46166, and 33-32677) of Raining Data Corporation (fka
Omnis Technology Corporation) of our report dated September 19, 2000 relating to the financial statements of Pick Systems Limited, which appear in this Report on Form 8-K.

/s/ MAZARS NEVILLE RUSSELL


MAZARS NEVILLE RUSSELL
Chartered Accountants
Milton Keynes
United Kingdom
5 June 2001